SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 1, 2007

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

The response set forth below under Item 8.01 is incorporated by reference herein.

Item 8.01	Other Events.

On June 1, 2007, Washington Real Estate Investment Trust (“WRIT”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co., Incorporated (the “Underwriter”), in connection with the offer and sale of 1,600,000 of WRIT’s common shares of beneficial interest (the “Shares”). In addition to the Shares, WRIT granted the Underwriter an over-allotment option to purchase up to an additional 240,000 shares.

WRIT and the Underwriter intend to consummate the sale and purchase of the Shares pursuant to the Underwriting Agreement on June 6, 2007.

The Shares are described in WRIT’s prospectus supplement dated June 1, 2007 (the “Prospectus Supplement”) and which supplements WRIT’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to a Registration Statement on Form S-3 (File No. 333-136921), filed with the SEC on August 28, 2006 (the “Registration Statement”). The Prospectus Supplement was filed with the SEC on June 1, 2007 for the Shares, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

In connection with the offering of the Shares, WRIT is filing certain exhibits as part of this Form 8-K that are incorporated by reference in their entirety in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 1, 2007, by and between WRIT and Robert W. Baird & Co., Incorporated in connection with the offer and sale of 1,600,000 common shares of beneficial interest.

5.1	Opinion of Arent Fox LLP in connection with the Shares.

23.1	Consent of Arent Fox LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Laura Franklin
(Signature)
Laura Franklin
Executive Vice President, Accounting and Administration, and Corporate Secretary

June 4, 2007

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 1, 2007, by and between WRIT and Robert W. Baird & Co., Incorporated in connection with the offer and sale of 1,600,000 common shares of beneficial interest.

5.1	Opinion of Arent Fox LLP in connection with the Shares.

23.1	Consent of Arent Fox LLP (included in Exhibit 5.1).